Exhibit 99.1

                                  NEWS RELEASE

CONTACT:     Patrick Scanlon, Senior Vice President, Controller
             Penseco Financial Services Corporation
             (570) 346-7741


FOR RELEASE: 4:00 P.M. Eastern Time:  July 30, 2007


    Penseco Financial Services Corporation Reports 2nd Quarter 2007 Earnings

SCRANTON,  PA, July 30 -- Penseco Financial  Services  Corporation (OTC Bulletin
Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company reported net income increased $139,000 or 8.9% for the three months ended June 30, 2007 to $1,700,000 or $.79 per share compared with $1,561,000 or $.73 per share from the year ago period. Net interest income after provision for loan losses increased $33,000 or .6%, to $5,218,000 for three months ended June 30, 2007 compared to $5,185,000 for the same quarter of 2006. Partly, the increase resulted from higher interest on loans due to net loan growth of $49.8 million since June 30, 2006, including $15.8 million from December 31, 2006. Interest on investments declined $86,000 or 3.9% due to maturing investments being redeployed to fund future loan demand.

For the six months ended June 30, 2007, net income increased $235,000 or 7.5% to $3,370,000 or $1.57 per share compared with the year ago period of $3,135,000 or $1.46 per share. Net interest income after provision for loan losses increased $138,000 or 1.3% to $10,367,000 for the first half of 2007 from $10,229,000 for the same period of 2006. Largely, the increase came from higher interest and fees on loans of $1,619,000 or 14.4%, as net loans increased $49.8 million. Interest on investments declined $241,000 or 5.5% due to maturing investments being redeployed to fund future loan demand.


Other Income

Other income increased $325,000 or 19.6% to $1,980,000 for the three months ended June 30, 2007 compared with $1,655,000 for the similar period of 2006. Trust income increased $16,000 or 4.6% from new business. Merchant transaction income increased $141,000 or 19.3% due to higher transaction volume and new business. Service charges on deposit accounts increased $33,000 or 14.5% primarily due to increased service charge collections during 2007, while other fee income increased $20,000 from prior year levels. Other operating income increased $115,000 largely due to Bank-Owned Life Insurance income of $77,000, in addition to higher brokerage income compared to the prior year period.


Other income increased $383,000 or 10.4% to $4,076,000 during the first half of 2007 from $3,693,000 for the same period of 2006. Service charges on deposit accounts increased $95,000 or 22.8% primarily due to increased service charge collections during 2007. Merchant transaction income increased $80,000 or 4.3% mainly due to higher transaction volume and new business. Other fee income increased $25,000 or 4.5%. Other operating income increased $98,000 mainly from Bank-Owned Life Insurance income of $155,000 offset by lower brokerage income during the first quarter of 2007. The Company realized a gain of $51,000 due to the sale of equity securities in the first quarter of 2007.


Other Expenses

Total other expenses increased $279,000 or 5.8% to $5,111,000 for the three months ended June 30, 2007 compared with $4,832,000 for the same period of 2006. Salaries and employee benefits decreased $10,000. Premises and fixed assets expense increased $143,000 or 24.6% mainly due to higher depreciation expense related to the conversion to a new computer system during the first quarter of 2006. Merchant transaction expense increased $69,000 or 11.5% due to higher transaction volume. Other operating expenses increased $77,000 or 5.9%, from increases in professional fees and general operating expenses related to the promotion of our Totally Free Checking program.

Total other expenses increased $388,000 or 3.9% to $10,343,000 during the first half of 2007 compared with $9,955,000 for the same period of 2006. Salaries and employee benefits expense decreased $75,000 or 1.6%. Premises and fixed assets expense increased $116,000 or 9.4% mainly due to the conversion to a new computer system completed during the first quarter of 2006. Merchant transaction expenses increased $41,000 or 2.8% due to higher transaction volume. Other operating expenses increased $306,000 or 12.3% mostly from higher professional fees and general operating expenses related to the promotion of our Totally Free Checking program.


Asset Quality

Non-accrual loans increased $1,003,000 to $2,825,000 at June 30, 2007 from $1,822,000 at June of 2006. This increase was due to a single borrowing relationship being placed into non-accrual during the third quarter of 2006. Management believes the Company is well secured and anticipates no loss of principal as we work toward a resolution to this credit. The allowance for loan losses at June 30, 2007 was $4,320,000 or 1.12% of total loans compared to $3,900,000 or 1.16% of total loans at June 30, 2006. Management continues to believe the loan loss reserve is adequate. The Company does not engage in any Sub-Prime or Alt-A credit lending. Therefore, the Company is not subject to any associated credit risks.


Loans on which the accrual of interest has been discontinued or reduced amounted to $2,825,000 and $1,822,000 at June 30, 2007 and June 30, 2006, respectively.
If interest on those loans had been accrued, such income would have been $209,000 and $62,000 for the six months ended June 30, 2007 and June 30, 2006, respectively. Interest income on those loans, which is recorded only when received, amounted to $127,000 and $14,000 for June 30, 2007 and June 30, 2006, respectively. There are no commitments to lend additional funds to individuals whose loans are in non-accrual status.


Income Tax Expense

For the three months ended June 30, 2007 applicable income taxes decreased $60,000 or 13.4% to $387,000 due to more tax free income included in overall operating income. For the six months ended June 30, 2007 applicable income taxes decreased $102,000 or 12.3% to $730,000 due to more tax free income included in overall operating income. The Company's effective income tax rate has been affected by the Company's income being derived in part from Bank-Owned Life Insurance appreciation, as well as tax-exempt interest.



                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                      Six Months Ended
                                    -------------------
(in thousands, except per share     June 30,   June 30,   Increase   % Change
amounts)                              2007       2006         $
-----------------------------------------------------------------------------

Net Income                          $ 3,370    $ 3,135     $   235     7.50%
Earnings per share                  $  1.57    $  1.46     $  0.11     7.53%
Net Income - Core                   $ 3,361    $ 3,135     $   226     7.21%
Earnings per share - Core           $  1.56    $  1.46     $  0.10     6.85%
ROA                                   1.16%      1.11%                 4.50%
ROA- Core                             1.16%      1.11%                 4.50%
ROE                                   9.96%      9.69%                 2.79%
ROE - Core                            9.93%      9.69%                 2.48%
Efficiency Ratio                     70.54%     70.72%                 0.25%
Efficiency Ratio - Core              70.58%     70.72%                 0.20%

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                June 30,            June 30,
                                                                  2007                2006
                                                            ----------------    ----------------
ASSETS
Cash and due from banks                                        $  11,099           $  12,176
Interest bearing balances with banks                               7,493               8,959
Federal funds sold                                                16,000                   -
                                                            ----------------    ----------------
  Cash and Cash Equivalents                                       34,592              21,135
Investment securities:
  Available-for-sale, at fair value                               75,059             110,669
  Held-to-maturity (fair value of $70,798
    and $77,255, respectively)                                    71,090              77,991
                                                            ----------------    ----------------
  Total Investment Securities
                                                                 146,149             188,660
Loans, net of unearned income                                    385,868             335,562
  Less: Allowance for loan losses                                  4,320               3,900
                                                            ----------------    ----------------
  Loans, Net                                                     381,548             331,662
Bank premises and equipment                                        9,795               9,381
Other real estate owned                                               31                   2
Accrued interest receivable                                        3,667               3,452
Cash surrender value of life insurance                             7,209                   -
Other assets                                                       3,783               5,145
                                                            ----------------    ----------------
  Total Assets                                                 $ 586,774           $ 559,437
                                                            ================    ================
LIABILITIES
Deposits:
  Non-interest bearing                                         $  73,686           $  80,527
  Interest bearing                                               350,464             319,105
                                                            ----------------    ----------------
  Total Deposits                                                 424,150             399,632
Other borrowed funds:
  Repurchase agreements                                           28,560              20,388
  Short-term borrowings                                              418                   -
  Long-term borrowings                                            60,953              70,669
Accrued interest payable                                           1,561               1,292
Other liabilities                                                  2,981               2,278
                                                            ----------------    ----------------
  Total Liabilities                                              518,623             494,259
                                                            ----------------    ----------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value, 15,000,000 shares
  authorized, 2,148,000 shares issued and outstanding)                21                  21
Surplus                                                           10,819              10,819
Retained earnings                                                 58,173              55,238
Accumulated other comprehensive income                              (862)               (900)
                                                            ----------------    ----------------
  Total Stockholders' Equity                                      68,151              65,178
                                                            ----------------    ----------------
  Total Liabilities and Stockholders' Equity                   $ 586,774           $ 559,437
                                                            ================    ================

                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                              Three Months Ended             Six Months Ended
                                                                   June 30,                      June 30,
                                                          ---------------------------   ---------------------------
                                                              2007           2006           2007           2006
                                                           ----------     ----------     ----------     ----------
INTEREST INCOME
Interest and fees on loans                                  $  6,559       $  5,718       $ 12,852       $ 11,233
Interest and dividends on investments:
  U.S. Treasury securities and U.S. Agency obligations           952          1,399          1,963          2,911
  States & political subdivisions                                724            636          1,445          1,261
  Other securities                                                97            106            238            164
Interest on Federal funds sold                                   219              -            304              -
Interest on balances with banks                                  102             39            193             48
                                                           ----------     ----------     ----------     ----------
  Total Interest Income                                        8,653          7,898         16,995         15,617
                                                           ----------     ----------     ----------     ----------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                    527            287          1,036            506
Interest on other deposits                                     1,915          1,533          3,727          2,959
Interest on other borrowed funds                                 869            866          1,645          1,769
                                                           ----------     ----------     ----------     ----------
  Total Interest Expense                                       3,311          2,686          6,408          5,234
                                                           ----------     ----------     ----------     ----------
  Net Interest Income                                          5,342          5,212         10,587         10,383
Provision for loan losses                                        124             27            220            154
                                                           ----------     ----------     ----------     ----------
  Net Interest Income After Provision for Loan Losses          5,218          5,185         10,367         10,229
                                                           ----------     ----------     ----------     ----------
OTHER INCOME
Trust department income                                          367            351            739            705
Service charges on deposit accounts                              260            227            511            416
Merchant transaction income                                      873            732          1,920          1,840
Other fee income                                                 323            303            583            558
Other operating income                                           157             42            272            174
Realized gains (losses) on securities, net                         -              -             51              -
                                                           ----------    -----------     ----------     ----------
  Total Other Income                                           1,980          1,655          4,076          3,693
                                                           ----------    -----------     ----------     ----------
OTHER EXPENSES
Salaries and employee benefits                                 2,330          2,340          4,705          4,780
Expense of premises and equipment, net                           725            582          1,350          1,234
Merchant transaction expenses                                    671            602          1,495          1,454
Other operating expenses                                       1,385          1,308          2,793          2,487
                                                           ----------     ----------     ----------     ----------
  Total Other Expenses                                         5,111          4,832         10,343          9,955
                                                           ----------     ----------     ----------     ----------
Income before income taxes                                     2,087          2,008          4,100          3,967
Applicable income taxes                                          387            447            730            832
                                                           ----------     ----------     ----------     ----------
  Net Income                                                $  1,700       $  1,561       $  3,370       $  3,135
                                                           ==========     ==========     ==========     ==========
Earnings per Common Share
  (Based on 2,148,000 shares outstanding)                   $   0.79       $   0.73       $   1.57       $   1.46
Cash Dividends Declared Per Common Share                    $   0.37       $   0.35       $   0.74       $   0.70